Exhibit 99.1

Traws Pharma Announces Up to $60 Million Private Placement Financing

•	Financing led by Sirenia Capital Management, LP advances Traws Pharma's influenza program through a human challenge trial for tivoxavir marboxil in the United Kingdom

NEWTOWN, PA, APRIL 15, 2026 (GLOBENEWSWIRE) -- Traws Pharma, Inc. (NASDAQ: TRAW, “Traws Pharma”, “Traws” or “the Company”), a clinical-stage biopharmaceutical company developing novel therapies to target critical threats to human health from respiratory viral diseases, today announced that it has entered into a securities purchase agreement with new and existing institutional and accredited investors for a private investment in public equity (“PIPE”) financing expected to provide approximately $10.0 million in gross proceeds at closing. The financing will position Traws Pharma to complete the Challenge trial, in the United Kingdom (“Challenge Trial”) and includes up to $50 million of additional gross proceeds from milestone-based and three-year warrants.

The April 2026 financing consists of (i) $10.0 million of upfront gross proceeds at a purchase price of $1.6730 per share from the sale of common stock (or pre-funded warrants in lieu thereof), (ii) a milestone-based Series A warrant with potential additional aggregate gross proceeds of approximately $10.0 million if fully exercised upon receipt of approval from the Medicines and Healthcare products Regulatory Agency (“MHRA”) to conduct a human challenge trial in the UK, (iii) a milestone-based Series B warrant with potential additional aggregate gross proceeds of approximately $10.0 million if fully exercised following both shareholder approval and the announcement of data from the challenge trial, and (iv) a Series C warrant with a three-year term providing potential additional aggregate gross proceeds of approximately $30.0 million if fully exercised following shareholder approval. The PIPE was priced “at-the-market” under the rules and regulations of The Nasdaq Stock Market LLC, with each warrant having an exercise price equal to the deal price.

“We are pleased to announce this financing and the support of existing and new investors,” said Iain Dukes, MA, DPhil, Chief Executive Officer of Traws Pharma. “The capital from this financing positions us to advance our influenza program through a human challenge trial in the UK while preserving access to additional capital as we achieve key development milestones.”

The financing was completed on April 15, 2026, with funding thereunder expected April 16, 2026, subject to the satisfaction of customary closing conditions. The terms of the financing are described in more detail in the Company’s current report on Form 8-K to be filed in connection with the financing.

Cantor Fitzgerald & Co. acted as lead placement agent for the PIPE financing.

Citizens JMP Securities, LLC and Tungsten Advisors LLC (through its Broker-Dealer, Finalis Securities LLC) acted as co-placement agents.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Pursuant to a registration rights agreement, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock and shares underlying the warrants and pre-funded warrants, if any, issued in the financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Traws Pharma, Inc.

Traws Pharma is a clinical stage biopharmaceutical company dedicated to developing novel therapies to target critical threats to human health in respiratory viral diseases. Traws integrates antiviral drug development, medical intelligence and regulatory strategy to meet real world challenges in the treatment of viral diseases. We are advancing novel investigational oral small molecule antiviral agents that have potent activity against difficult to treat or resistant virus strains that threaten human health: seasonal influenza and H5N1 bird flu, and COVID-19/Long COVID. Tivoxavir marboxil is in development as a once-monthly oral prophylactic agent for influenza prevention, with additional potential as a single-dose therapy for seasonal flu or H5N1 bird flu, targeting the influenza cap-dependent endonuclease (CEN). Ratutrelvir is in development as a ritonavir-independent COVID treatment, targeting the Main protease (Mpro or 3CL protease).

Traws is actively seeking development and commercialization partners for its legacy clinical oncology programs, rigosertib and narazaciclib. More details can be found on Traws’ website at https://www.ir.trawspharma.com/partnering.

For more information, please visit www.trawspharma.com and follow us on LinkedIn.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties including statements regarding the Company, its business and product candidates, including the expected timing and satisfaction of conditions for the closing of the PIPE financing, the expected upfront and potential additional proceeds from the financing, the terms and potential exercise of the Series A, Series B and Series C common warrants, the Company’s anticipated regulatory and clinical milestones, the advancement of the Company’s influenza program and planned challenge study in the United Kingdom, and the expected use of proceeds from the financing. The Company has attempted to identify forward-looking statements by terminology including “believes”, “estimates”, “anticipates”, “expects”, “plans”, “intends”, “may”, “could”, “might”, “will”, “should”, “preliminary”, “encouraging”, “approximately” or other words that convey uncertainty of future events or outcomes. Although Traws believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, these statements are subject to risks and uncertainties that could cause actual results to differ materially, including risks related to satisfaction of closing conditions, market and other conditions, the Company’s ability to achieve the applicable warrant-triggering milestones, the Company’s ability to advance the challenge study and other development activities on the expected timeline, the Company’s need for additional capital, and the other risks described from time to time in the Company’s filings with the Securities and Exchange Commission. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the outcome of Traws’ IND filing with the FDA for tivoxavir marboxil, including the current FDA clinical hold; the success and timing of Traws’ clinical trials; and those discussed under the heading “Risk Factors” in Traws’ filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. Traws undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except to the extent required by law.

Traws Pharma Contact:

Charles Parker

Traws Pharma, Inc.
cparker@trawspharma.com

www.trawspharma.com

Investor Contact:

John Fraunces
LifeSci Advisors, LLC
917-355-2395
jfraunces@lifesciadvisors.com